Exhibit 99.1

Anworth Announces Second Quarter 2014 Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--August 1, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported GAAP net income available to common stockholders of $8.6 million, or $0.07 per diluted share, for the second quarter ended June 30, 2014. This compares to GAAP net income available to common stockholders of $11.9 million, or $0.09 per diluted share, for the first quarter ended March 31, 2014.

Second quarter GAAP net income available to common stockholders included a $7.2 million, or $0.06 per common share, expense on interest rate swap agreements (“swaps”) declassified as hedged swaps and approximately $2.6 million, or approximately $0.02 per share, of non-recurring expenses, such as the legal and advisory expenses related to the contested election of directors in our 2014 annual meeting of stockholders. The economic gain from increases in book value per share as a result of share repurchases is not included in GAAP net income.

During the second quarter, the economic gain credited to paid-in capital from the repurchase of 9,522,441 shares of our common stock at a weighted average price of $5.30 per share, based on the book value per share of $6.10 at March 31, 2014, was $7.6 million, or $0.06 per share.

On June 19, 2014, we declared a quarterly common stock dividend of $0.14 per share, which was paid on July 29, 2014 to holders of record of our common stock as of the close of business on June 30, 2014. During the first quarter of 2014, the Company elected to discontinue hedge accounting for certain of its interest rate swaps. In determining the current quarterly common stock dividend, the Company declared a dividend relative to its current earnings excluding the cost of these discontinued hedges and intends to continue to do so in the future. The net payments accrued on discontinued hedges were approximately $7.2 million, or $0.06 per share, for the quarter ended June 30, 2014.

The $0.14 quarterly dividend and increase in book value per share resulted in a return on equity to common stockholders of 4.9% (un-annualized) for the quarter. For the six months ended June 30, 2014, the return on equity to common stockholders stands at 9.5% (un-annualized).

PORTFOLIO

At June 30, 2014 and March 31, 2014, our total assets (in thousands), the fair value of our Agency mortgage-backed securities (“Agency MBS”) portfolio (in thousands) and its allocation were approximately as follows:

	June 30, 2014	March 31, 2014

Total Assets	$8,554,788	$8,642,946
Fair value of Agency MBS and TBA Agency securities	$8,281,038	$8,584,670
Adjustable-rate Agency MBS (less than 1 year reset)	22%	20%
Hybrid adjustable-rate Agency MBS (1-2 year reset)	11%	10%
Hybrid adjustable-rate Agency MBS (2-3 year reset)	14%	14%
Hybrid adjustable-rate Agency MBS (3-4 year reset)	3%	6%
Hybrid adjustable-rate Agency MBS (4-5 year reset)	4%	4%
Hybrid adjustable-rate Agency MBS (5-7 year reset)	15%	16%
Hybrid adjustable-rate Agency MBS (>7 year reset)	8%	8%
15-year fixed-rate Agency MBS	18%	20%
15-year fixed-rate TBA Agency securities	3%	0%
20-year and 30-year fixed-rate Agency MBS	2%	2%
	100%	100%

	June 30, 2014	March 31, 2014
Weighted Average Coupon
Adjustable-rate Agency MBS	2.60%	2.57%
Hybrid adjustable-rate Agency MBS	2.57	2.59
15-year fixed-rate Agency MBS	2.65	2.68
15-year FNM fixed-rate TBA Agency securities	3.50	-
20-year and 30-year fixed-rate Agency MBS	5.01	5.04
Total Agency MBS:	2.65%	2.65%
Average Amortized Cost
Adjustable-rate Agency MBS	102.65%	102.56%
Hybrid adjustable-rate Agency MBS	103.58	103.55
15-year fixed-rate Agency MBS	103.16	103.10
15-year fixed-rate TBA Agency securities	105.67	-
20-year and 30-year fixed-rate Agency MBS	102.86	102.91
Total Agency MBS:	103.34%	103.24%
Current yield (weighted average coupon divided by average amortized cost)	2.56%	2.57%
Unamortized premium	$254.5 million	$270.2 million
Unamortized premium as a percentage of par value	3.34%	3.24%
Premium amortization expense on Agency MBS	$11.7 million	$9.9 million

	June 30, 2014	March 31, 2014

Constant prepayment rate (CPR) of Agency MBS	14%	12%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	16%	13%
Weighted average term to next interest rate reset on Agency MBS	39 months	41 months

	June 30, 2014	March 31, 2014
Repurchase Agreements
Outstanding repurchase agreement balance	$7.12 billion	$7.51 billion
Average interest rate	0.32%	0.35%
Average maturity	37 days	37 days
Average interest rate after adjusting for interest rate swap hedges	1.07%	1.05%
Average maturity after adjusting for interest rate swap hedges	889 days	892 days
Average interest rate after adjusting for all interest rate swaps	1.47%	1.48%
Average maturity after adjusting for all interest rate swaps	992 days	1,008 days
Fair value of Agency MBS pledged to counterparties	$7.60 billion	$7.98 billion
Interest Rate Swap Agreements
Notional amount	$5.27 billion	$5.44 billion
Percentage of outstanding repurchase agreement balance	74%	72%

At March 17, 2014 (the effective date of the discontinued hedges), the interest rate swaps for which hedge accounting has been discontinued carried a notional balance of approximately $1.685 billion. At June 30, 2014, these swaps now carry a notional balance of approximately $1.51 billion, an average fixed rate of 1.89% and an average maturity of September 2015. At June 30, 2014, these swaps had a negative fair value of approximately $34.8 million, which was reflected in the Company’s book value.

At June 30, 2014 and March 31, 2014, our swaps (including both hedges and discontinued hedges) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms (in months):

	June 30, 2014				March 31, 2014
	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years

Less than 12 months	$460,000	2.16%	8	0.67	$410,000	2.00%	5	0.42
1 year to 2 years	1,200,000	1.92	20	1.67	730,000	2.06	18	1.50
2 years to 3 years	775,000	1.11	32	2.67	1,145,000	1.66	28	2.33
3 years to 5 years	1,330,000	1.25	46	3.83	1,655,000	1.21	47	3.92
5 years to 7 years	1,000,000	2.12	70	5.83	1,000,000	2.12	73	6.08
7 years to 10 years	500,000	2.84	101	8.42	500,000	2.84	104	8.67
	$5,265,000	1.78%	44	3.67	$5,440,000	1.79%	46	3.83

The following table shows the notional amount (in thousands), weighted average fixed rate and remaining term (in months and years) of our swaps that are accounted for as hedges at June 30, 2014:

Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years

$3,755,000	1.64	55	4.58

At June 30, 2014, our leverage multiple was 8.04x, which represented a slight decrease from our leverage multiple at March 31, 2014. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes.

	June 30, 2014	March 31, 2014
Relative to Average Earning Assets During the Quarter
Interest income earned	2.53%	2.57%
Amortization of premium	0.55	0.47
Average cost of funds on repurchase agreements and derivative instruments	1.40	1.48
Net interest rate spread	0.58%	0.62%

At June 30, 2014, our book value was $6.26 per share compared to $6.10 per share at March 31, 2014. During the second quarter of 2014, the change in accumulated other comprehensive income was a positive $18.7 million. This change was due primarily to an increase in the value of our mortgage-backed securities of approximately $44.4 million and a decrease in the value of our interest rate swaps of approximately $25.7 million.

SHARE REPURCHASE PROGRAM

On March 14, 2014, we announced that our board of directors, or our Board, had authorized the Company to acquire up to an additional 10,000,000 shares of our common stock, and subsequently on May 22, 2014, our Board had authorized the Company to acquire up to an additional 10,000,000 shares of our common stock. Since our common stock has been trading below its book value, the objective of the share repurchase program is to increase the book value per share and the income per share. During the quarter ended June 30, 2014, we repurchased an aggregate of 9,522,441 shares of common stock at a weighted average price of $5.30 per share under our share repurchase program.

During the current quarter from July 1, 2014 through July 31, 2014, we repurchased an aggregate of 2,333,590 shares at a weighted average price of $5.17 per share under our share repurchase program.

RESIDENTIAL REAL ESTATE

In February of 2014, we incorporated Anworth Properties, Inc., a Qualified REIT Subsidiary (“QRS”) that is wholly-owned by the Company. As of June 30, 2014, our QRS had acquired 79 single-family (up to 4 units) residential properties at a total cost of approximately $10.6 million primarily through the foreclosure auction process for lease. These properties are held in our residential real estate portfolio to generate rental income and have the potential for price appreciation. These properties are either currently rented, are in the process of being rented or are being renovated to enhance potential rental income.

CONFERENCE CALL

We will host a conference call on Monday, August 4, 2014 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss second quarter 2014 results. The dial-in number for the conference call is 888-317-6016 for U.S. callers (international callers should dial 412-317-6016 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on August 4, 2014. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10050582. The conference call will also be webcast live over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus, may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. Our principal business is to invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will,” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$7,598,607	$8,060,567
Agency MBS at fair value	431,597	462,478
Paydowns receivable	39,160	33,401
	$8,069,364	$8,556,446
Residential properties	10,421	-
Cash and cash equivalents	1,184	7,368
Interest and dividends receivable	21,742	23,310
Derivative instruments at fair value	432,649	22,551
Prepaid expenses and other	19,428	9,816
Total Assets:	$8,554,788	$8,619,491
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$28,160	$30,117
Repurchase agreements	7,118,500	7,580,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	465,639	55,914
Interest rate swaps at fair value	34,831	-
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on common stock	17,332	11,097
Accrued expenses and other	3,355	1,368
Total Liabilities:	$7,706,626	$7,717,305
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	$46,537	$46,537
Common Stock: par value $0.01 per share; authorized 200,000 shares, 123,798 and 138,717 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,238	1,387
Additional paid-in capital	1,107,796	1,185,369
Accumulated other comprehensive (loss) consisting of unrealized gains and losses	(52,830)	(92,008)
Accumulated deficit	(278,503)	(263,023)
Total Stockholders' Equity:	$824,238	$878,262
Total Liabilities and Stockholders' Equity:	$8,554,788	$8,619,491

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income:
Interest on Agency MBS	$41,400	$45,231	$85,796	$88,680
Other income	16	13	27	31
	41,416	45,244	85,823	88,711
Interest expense:
Interest expense on repurchase agreements	25,807	20,046	53,213	40,948
Interest expense on junior subordinated notes	315	320	629	640
	26,122	20,366	53,842	41,588
Net interest income	15,294	24,878	31,981	47,123
Gain on sales of Agency MBS	1,594	2,076	1,594	7,246
Loss on interest rate swaps, net	(2,006)	-	(1,378)	-
Gain on derivatives-TBA securities	1,578	-	1,578	-
Recovery on Non-Agency MBS	33	103	70	232
Expenses:
Management fee to related party	(2,724)	(3,029)	(5,640)	(6,027)
Other expenses	(3,722)	(1,030)	(4,786)	(1,952)
Total expenses	(6,446)	(4,059)	(10,426)	(7,979)
Net income	$10,047	$22,998	$23,419	$46,622
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,035)	(2,070)	(2,072)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(394)	(788)	(806)
Net income to common stockholders	$8,618	$21,569	$20,561	$43,744
Basic earnings per common share	$0.07	$0.15	$0.16	$0.30
Diluted earnings per common share	$0.07	$0.15	$0.16	$0.30
Basic weighted average number of shares outstanding	126,787	144,252	131,790	143,581
Diluted weighted average number of shares outstanding	130,867	148,126	135,843	147,539

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman – Director of Investor Relations
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com